Exhibit 10.20

REPLACEMENT GUARANTY OF PAYMENT AND RECOURSE OBLIGATIONS

REPLACEMENT GUARANTY OF PAYMENT AND RECOURSE OBLIGATIONS dated as of December 15, 2014 (this “Guaranty”), is executed by INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”), to and for the benefit of PNC BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

R E C I T A L S :

A. The Lender has previously extended a loan in the principal amount of TEN MILLION EIGHT HUNDRED THIRTY-SIX THOUSAND FIVE HUNDRED THIRTY AND NO/100 DOLLARS ($10,836,530.00) (the “Loan”) to KRG NEENAH FOX POINT, LLC, a Delaware limited liability company, formerly known as Inland Diversified Neenah Fox Point, L.L.C. (the “Original Borrower”) pursuant to the terms and conditions of that certain Loan Agreement dated as of October 21, 2011 between the Original Borrower and the Lender, as amended by that certain Consent to Merger, Assumption and First Loan Modification Agreement executed by and among the Original Borrower, Inland Diversified Real Estate Trust Inc., a Maryland corporation (“Original Guarantor”), Kite Realty Group, L.P., a Delaware limited partnership (“Existing Guarantor”) and Lender (the “Consent to Merger, Assumption and First Loan Modification”) and by that certain Consent to Sale, Assumptions and Second Loan Modification (as defined in Recital Paragraph C hereof) (as amended aforesaid and as the same may be amended, modified, restated or replaced from time to time collectively, the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. As a condition precedent to the Lender’s extension of the Loan to the Original Borrower and in consideration therefor, the Lender required the execution and delivery of (i) that certain Guaranty of Payment and Recourse Obligations dated as of October 21, 2011 executed by the Original Guarantor, as amended by and as assumed by the Existing Guarantor pursuant to the Consent to Merger, Assumption and First Loan Modification (collectively, the “Original Guaranty”), (ii) that certain Promissory Note dated as of October 21, 2011 executed by the Original Borrower made payable to the order of Lender in the principal amount of TEN MILLION EIGHT HUNDRED THIRTY-SIX THOUSAND FIVE HUNDRED THIRTY AND NO/100 DOLLARS ($10,836,530.00), (as the same may be amended, modified, restated or replaced from time to time, collectively, the “Original Note”), (iii) that certain Mortgage Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of October 21, 2011, executed by the Original Borrower for the benefit of Lender, as amended by that certain First Mortgage Modification Agreement made effective as of July 1, 2014 executed by Original Borrower and Lender which amended the Permitted Transfer language contained in the Mortgage as requested by Original Borrower, Existing Guarantor, the Merger Sub and KRG,

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which was recorded on July 8, 2014 in the Office of the Register of Deeds for Winnebago County, Wisconsin as Instrument No. 1667203 (the “First Mortgage Modification”) (as amended aforesaid and as the same may be amended, modified, restated or replaced from time to time collectively, the “Mortgage”) encumbering the real property, improvements and personalty described therein (the “Premises”), and (iv) the other Loan Documents.

C. Contemporaneous with the execution of this Guaranty, the Guarantor, the Existing Guarantor, the Original Borrower, IREIT Neenah at Fox Point, L.L.C., a Delaware limited liability company (the “Replacement Borrower”) and Lender are entering into that certain Consent to Sale, Assumptions and Second Loan Modification Agreement dated as of even date herewith (the “Consent to Sale, Assumptions and Second Loan Modification”) which provides for the sale of the Premises to the Replacement Borrower subject to the Mortgage, the Assignment of Rents and Leases and the Lender’s security interests therein in consideration of the Replacement Borrower’s assumption of the Loan, the Debt, the Obligations and all of the Original Borrower’s liabilities and obligations under the Loan Documents as and to the extent provided in Paragraph 5 of the Consent to Sale, Assumptions and Second Loan Modification and the assumption by Guarantor of all of the Existing Guarantor’s liabilities and obligations under the Environmental Indemnity commencing on the Effective Date and continuing for all times thereafter and the Guarantor’s execution of this Guaranty in order to guarantee the Obligation (as such term is defined in this Guaranty) commencing on the Effective Date and continuing for all times thereafter.

D. One of Lender’s Conditions Precedent for consenting to the Sale and the assumption by the Replacement Borrower of the Loan, the Debt, the Obligations and all of Original Borrower’s obligations and liabilities under the Loan Documents as and to the extent provided in Paragraph 5 of the Consent to Sale, Assumptions and Second Loan Modification is the Replacement Borrower’s execution and delivery to Lender of that certain First Amended and Restated Promissory Note dated of even date herewith executed by the Replacement Borrower and made payable to the order of Lender in the principal amount of TEN MILLION EIGHT HUNDRED THIRTY-SIX THOUSAND FIVE HUNDRED THIRTY AND NO/100 DOLLARS ($10,836,530.00) (the “First Amended and Restated Note”), which amends, restates and replaces the Original Note in its entirety hereunder (hereinafter, the First Amended and Restated Note, as the same may be amended, modified, restated or replaced from time to time, is collectively referred to herein as, the “Note”).

E. Upon the Sale of the Premises to the Replacement Borrower and the execution of the transactions provided for in the Consent to Sale, Assumptions and Second Loan Modification, the Guarantor shall own one hundred percent (100%) of the membership interests of the Replacement Borrower, and thereby having a financial interest in the Premises, has agreed to execute and deliver this Guaranty to the Lender in satisfaction of one of Lender’s Conditions Precedent to consenting to the Loan Parties’ Request (as such term is defined in the Consent to Sale, Assumptions and Second Loan Modification).

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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Guarantor hereby agrees as follows:

AGREEMENTS:

1.               Definitions. All terms defined in the foregoing Recitals are incorporated into and made a part of this Guaranty as if set forth herein. In this Guaranty, all capitalized terms used and not otherwise expressly defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

2.               Guaranty of Payment and Recourse Obligations. The Guarantor hereby unconditionally, absolutely and irrevocably guaranties to Lender, the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of the: (a) Payment Obligations (as such term is hereinafter defined), and (b) Recourse Obligations (as such term is hereinafter defined).

As used herein, the term, the “Payment Obligations” shall mean the indebtedness and other obligations of the Borrower to the Lender: (i) evidenced by the Note and any other amounts that may become owing by the Borrower under the Loan Agreement and the other Loan Documents; and (ii) any and all obligations and liabilities of Borrower to Lender or to any affiliate of Lender, whether now owing or existing or later arising or created, owed absolutely or contingently, whether evidenced or acquired (including all renewals, extensions and modifications thereof or substitutions) under (a) any agreement, device or arrangement designed to protect Borrower from fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency exchange agreements, forward currency exchange agreements, interest rate caps, collars or floors, forward rate currency or interest rate options, puts, warrants, swaps, swaptions, U.S. Treasury locks and U.S. Treasury options, (b) any other interest rate hedging transactions, such as, but not limited to, managing the Borrower’s interest rate risk associated with any pending or potential capital market transactions such as fixed rate bond issues and (c) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

As used herein, the term, the “Recourse Obligations” shall mean:

(a)             All expenses and costs incurred by or on behalf of Lender (including, without limitation, expenses and reasonable attorneys’ fees) in enforcing the rights and remedies of Lender under this Guaranty and/or the other Loan Documents, together with all interest calculated at the Default Rate (as such term is defined in the Loan Agreement) until paid on all amounts owed by Guarantor which accrue from and after Lender's demand for payment is delivered to Guarantor;

(b)            All damages, expenses or costs suffered or incurred by Lender as a result of any intentional material misrepresentation in any of the Loan Documents;

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(c)             All damages, expenses or costs suffered or incurred by Lender as a result of physical waste with respect to any portion of the Premises;

(d)            All damages, expenses or costs suffered or incurred by Lender as a result of the removal or disposal of any property in which Lender has a security interest in violation of the terms and conditions of the Loan Documents;

(e)             All damages, expenses or costs suffered or incurred by Lender as a result of claims for compensation asserted by any real estate broker not employed by Lender or as a result of any such broker's liens on the Premises or mechanic’s or materialmen's liens not expressly permitted or contested under the Mortgage;

(f)             All damages, expenses or costs suffered or incurred by Lender as a result of the application of any insurance proceeds or condemnation awards (to the full extent of such proceeds or awards) not permitted by the Mortgage or the failure of Borrower to maintain the insurance coverages required by the Loan Agreement;

(g)            All revenues received by or on behalf of Borrower from the operation or ownership of the Premises after the occurrence of an Event of Default less only that portion of such revenues which is (A) actually used by Borrower to operate the Premises in the ordinary course of business and such use is approved in writing by the Lender or (B) paid to Lender; and

(h)            All security deposits provided for in any Leases for any part of the Premises (together with interest thereon to the extent that interest is payable under such Leases) which are not used in the ordinary course of business to cure defaults by tenants depositing the same, returned to tenants in accordance with the terms of their Leases or paid over to Lender and all lease termination fees payable for terminating any such Leases which are not paid jointly to Borrower and Lender.

As used herein, the Payment Obligations, the Recourse Obligations together with all other payment and performance obligations of the Guarantor hereunder, are collectively referred to herein as, the “Obligations.” Obligations shall include the liabilities to Lender with respect to any Swap Obligation (as such term is defined in the Loan Agreement) in connection with the Loan, however, notwithstanding anything to the contrary contained herein, the Obligations shall not include any Excluded Hedge Liabilities (as such term is defined in the Loan Agreement and incorporated herein by this reference).

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This Guaranty is a present and continuing guaranty of payment and not of collectability, and Lender shall not be required to prosecute collection, enforcement or other remedies against Borrower or any other guarantor of the Obligations, or to enforce or resort to any collateral for the repayment of the Obligations or other rights or remedies pertaining thereto, before calling on the Guarantor for payment. If for any reason the Borrower shall fail or be unable to pay, punctually and fully, any of the Obligations, the Guarantor shall pay such obligations to Lender in full immediately upon demand. One or more successive actions may be brought against the Guarantor, as often as Lender deems advisable, until all of the Obligations are paid and performed in full.

3.               Guarantor’s Liability for Payment Obligations. Notwithstanding anything contained herein to the contrary or anything inconsistent contained herein, Guarantor shall only be liable under this Guaranty for Payment Obligations if: (a) there is fraud by Borrower or Guarantor with respect to the Loan; (b) a Prohibited Transfer occurs; (c) Borrower contests, delays or otherwise hinders any action taken by Lender in good faith following an Event of Default in connection with the appointment of a receiver for the Premises or the foreclosure of the liens, the Mortgage or other security interests created by any of the Loan Documents; (d) Borrower voluntarily files for bankruptcy or an involuntarily bankruptcy or insolvency proceeding is commenced against Borrower by any person (other than Lender) and such involuntary bankruptcy or proceedings is not dismissed within sixty (60) days after the filing thereof; or (e) the Debt Service Coverage Ratio for the Property falls below 1:15:1.00 as determined under Section 5.15 of the Loan Agreement (each, a “DSC Deficiency”) and Guarantor notifies Lender in writing within twenty (20) Business Days of Lender’s written notice to Borrower and Guarantor of the occurrence of a DSC Deficiency that Guarantor agrees to have full recourse liability for the Payment Obligations solely as a result of the DSC Deficiency in order to cure such DSC Deficiency in accordance with Section 5.16(b) of the Loan Agreement. Notwithstanding anything to the contrary or inconsistent herein, provided no Event of Default exists, Guarantor’s liability for the Payment Obligations pursuant to clause (e) above shall terminate if the Debt Service Coverage Ratio for the Property exceeds 1.15:1.00 as reasonably determined by Lender for two (2) consecutive calendar quarters. Guarantor’s liability for the Payment Obligations shall be subsequently reinstated if, at any time thereafter, the Debt Service Coverage Ratio for the Property falls below 1.15:1.00 and Guarantor notifies Lender in writing within twenty (20) Business Days of Lender’s written notice to Borrower and Guarantor of the occurrence of a DSC Deficiency that Guarantor agrees to have full recourse liability for the Payment Obligations pursuant to Section 3(e) of this Guaranty in order to cure the subject DSC Deficiency in accordance with Section 5.16(b) of the Loan Agreement.

4.               Guarantor Covenants. In the event Guarantor becomes liable for the Payment Obligations pursuant to the application of Section 3(e) of this Guaranty, then Guarantor hereby covenants and agrees with Lender that Guarantor will satisfy each of the following covenants at all times so long as this Guaranty remains in effect:

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(a)             Maximum Corporate Leverage. The ratio of Total Indebtedness to Gross Asset Value shall at no time be greater than 60%, except that once during the term of the Loan, leverage will be permitted to increase to 65% for two consecutive fiscal quarters (the “Surge Provision”). Such covenant shall be tested as of the last day of each fiscal quarter if and when this covenant is in effect based upon Guarantor’s compliance certificate for such quarter.

(b)            Consolidated Minimum Tangible Net Worth. Consolidated Tangible Net Worth shall at no time be less than (i) 85% of the Guarantor’s actual Consolidated Tangible Net Worth at the closing of the transactions provided for in the Consent to Sale, Assumptions and Second Loan Modification, plus 75% of the equity contributions or sales of treasury stock received by the Guarantor after such closing. Such covenant shall be tested as of the last day of each fiscal quarter if and when this covenant is in effect based upon Guarantor’s compliance certificate for such quarter.

(c)             All Borrowings Duly Authorized. Guarantor covenants that its aggregate borrowings owed to all Persons shall not exceed the amount authorized by the Guarantor’s Board of Directors from time to time.

All capitalized terms used in Sections 4(a) and 4(b) of this Guaranty shall have the same definitions as contained in that certain Summary of Terms and Conditions - October 2014 issued to Guarantor by Key Banc Markets Capital for a revolving line of credit facility.

5.               Representations and Warranties. The following shall constitute representations and warranties of Guarantor, and Guarantor hereby acknowledges that Lender intends to make the Loan in reliance thereon:

(a)             The Guarantor is not in default, and no event has occurred which, with the passage of time and/or the giving of notice, would constitute a default, under any agreement to which Guarantor is a party (beyond applicable notice and/or cure periods), the effect of which will impair performance by Guarantor of its obligations under this Guaranty. Neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Guarantor is a party or to which Guarantor or the property of Guarantor may be subject.

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(b)            There are no litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending, or to the knowledge of Guarantor, threatened that could adversely affect in any material respect performance by Guarantor of its obligations under this Guaranty.

(c)             Neither this Guaranty nor any statement or certification as to facts previously furnished or required herein to be furnished to Lender by Guarantor, contains any material inaccuracy or material untruth in any representation, covenant or warranty or omits to state a fact material to this Guaranty.

6.               Continuing Guaranty. The Guarantor agrees that performance of the Obligations by Guarantor shall be a primary obligation, shall not be subject to any counterclaim (other than a mandatory counterclaim), set-off, abatement, deferment or defense (other than the defense of payment) based upon any claim that Guarantor may have against the Lender, the Borrower, any other guarantor of the Obligations or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not Guarantor shall have any knowledge thereof):

(a)             any lack of validity or enforceability of any of the Loan Documents;

(b)            any termination, amendment, modification or other change in any of the Loan Documents, including, without limitation, any modification of the interest rate(s) described therein;

(c)             any furnishing, exchange, substitution or release of any collateral securing repayment of the Loan, or any failure to perfect any lien in such collateral;

(d)            any failure, omission or delay on the part of the Borrower, the Guarantor, any other guarantor of the Obligations or the Lender to conform or comply with any term of any of the Loan Documents or any failure of the Lender to give notice of any Event of Default (as such term is defined in the Loan Agreement);

(e)             any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Loan Documents;

(f)             any action or inaction by the Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of the Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred on it in any of the Loan Documents, or any other action or inaction on the part of the Lender;

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(g)            any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshaling of assets and liabilities or similar events or proceedings with respect to the Borrower, the Guarantor or any other guarantor of the Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(h)            any merger or consolidation of the Borrower into or with any entity, or any sale, lease or transfer of any of the assets of the Borrower, the Guarantor or any other guarantor of the Obligations to any other person or entity;

(i)              any change in the ownership of the Borrower or any change in the relationship between the Borrower, the Guarantor, or any other guarantor of the Obligations, or any termination of any such relationship;

(j)              any release or discharge by operation of law of the Borrower, the Guarantor or any other guarantor of the Obligations from any obligation or agreement contained in any of the Loan Documents; or

(k)            any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against the Borrower or the Guarantor to the fullest extent permitted by law.

7.               Waivers. The Guarantor expressly and unconditionally waives (i) notice of any of the matters referred to in Paragraph 6 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any of the Loan Documents and notice of any Event of Default or any failure on the part of Borrower, Guarantor or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of any of the Loan Documents, (iii) any right to the enforcement, assertion or exercise against the Borrower, the Guarantor or any other guarantor of the Obligations of any right or remedy conferred under any of the Loan Documents, (iv) any requirement of diligence on the part of any person or entity, (v) any requirement on the part of Lender to exhaust any remedies or to mitigate the damages resulting from any default under any of the Loan Documents, and (vi) any notice of any sale, transfer or other disposition of any right, title or interest of the Lender under any of the Loan Documents.

8.               Subordination. The Guarantor agrees that any and all present and future debts and obligations of Borrower to Guarantor are hereby subordinated to the claims of the Lender and are hereby assigned by Guarantor to the Lender as security for the Obligations and the obligations of Guarantor under this Guaranty.

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9.               Subrogation Waiver. Until the Obligations are paid in full and all periods under applicable bankruptcy law for the contest of any payment by Guarantor or Borrower as a preferential or fraudulent payment have expired, the Guarantor knowingly, and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which the Guarantor may now or hereafter have by and from Borrower and the successors and assigns of Borrower, for any payments made by Guarantor to the Lender, including, without limitation, any rights which might allow Borrower, the Borrower's successors, a creditor of Borrower, or a trustee in bankruptcy of Borrower to claim in bankruptcy or any other similar proceedings that any payment made by Borrower or the Borrower’s successors and assigns to the Lender was on behalf of or for the benefit of Guarantor and that such payment is recoverable by Borrower, a creditor or trustee in bankruptcy of the Borrower as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from the Lender.

10.            Reinstatement. The obligations of the Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations or the obligations of the Guarantor under this Guaranty is rescinded or otherwise must be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantor or Borrower or otherwise, all as though such payment had not been made.

11.            Financial Statements. The Guarantor represents and warrants to Lender that (a) the financial statements of the Guarantor previously submitted to Lender are true, complete and correct in all material respects, disclose all actual and contingent liabilities, and fairly present the financial condition of Guarantor, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Guaranty, and (b) no material adverse change has occurred in the financial statements from the dates thereof until the date hereof. So long as this Guaranty remains in effect, the Guarantor covenants and agrees to deliver to Lender or its authorized representatives the financial statements and other information regarding Guarantor as required under Section 5.9 of the Loan Agreement which is incorporated herein by this reference.

12.            Transfers; Sales. Etc. The Guarantor shall not sell, lease, transfer, convey or assign any of its assets, unless such sale, lease, transfer, conveyance or assignment is performed in the ordinary course of its business consistent with past practices, and will not have a material adverse effect on the business or financial condition of Guarantor or its ability to perform its obligations hereunder. In addition, Guarantor shall neither become a party to any merger or consolidation, nor, except in the ordinary course of its business consistent with past practices, acquire all or substantially all of the assets of, a controlling interest in the stock of, or a partnership or joint venture interest in, any other entity. Notwithstanding anything contained herein to the contrary, Guarantor may engage in those transfers and transactions to the extent they are permitted in accordance with the terms of the Mortgage.

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13.            Enforcement Costs. If: (a) this Guaranty, is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent the Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Guaranty, or (c) one or more attorneys is retained to represent the Lender in any other proceedings whatsoever in connection with this Guaranty, then the Guarantor shall pay to the Lender upon demand all fees, costs and expenses incurred by the Lender in connection therewith, including, without limitation, reasonable attorney's fees, court costs and filing fees (all of which are referred to herein as, the “Enforcement Costs”), in addition to all other amounts due hereunder.

14.            Successors and Assigns; Joint and Several Liability. This Guaranty shall inure to the benefit of the Lender and its successors and assigns. This Guaranty shall be binding on Guarantor and the successors and assigns of Guarantor. It is agreed that the liability of Guarantor hereunder is several and independent of any other guarantees or other obligations at any time in effect with respect to the Obligations or any part thereof and that the liability of Guarantor hereunder may be enforced regardless of the existence, validity, enforcement or nonenforcement of any such other guarantees or other obligations.

15.            No Waiver of Rights. No delay or failure on the part of Lender to exercise any right, power or privilege under this Guaranty or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstance.

16.            Modification. The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of the Lender.

17.            Joinder. Any action to enforce this Guaranty may be brought against Guarantor without any reimbursement or joinder of Borrower or any other guarantor of the Obligations in such action.

18.            Severability. If any term, covenant or provision of this Guaranty shall be held to be invalid, illegal or unenforceable in any respect, the remainder of this Guaranty shall remain in full force and effect and shall be construed without such term, covenant or provision.

19.            Applicable Law. This Guaranty is governed as to validity, interpretation, effect and in all other respects by laws and decisions of the State of Illinois.

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20.            Notices. All notices, communications and waivers under this Guaranty shall be in writing and shall be (a) delivered in person or (b) by overnight express carrier, addressed in each case as follows:

To Lender: PNC Bank, National Association

One North Franklin Street, Suite 2150

Chicago, Illinois 60606

Attn: Joel G. Dalson, Senior Vice President

With a copy to: Robbins, Salomon & Patt, Ltd.

180 North LaSalle Street, Suite 3300

Chicago, Illinois 60601

Attn: Andrew M. Sachs, Esq.

To the Guarantor: Inland Real Estate Income Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: President

With a copy to: The Inland Real Estate Group, Inc.

Attn: General Counsel

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: Robert Baum, Esq., General Counsel

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

21.            CONSENT TO JURISDICTION. TO INDUCE LENDER TO ACCEPT THIS GUARANTY, GUARANTOR IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. THE GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS.

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22.            WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF THE LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, GUARANTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH GUARANTOR OR BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

23.            WAIVER OF JURY TRIAL. THE GUARANTOR AND LENDER (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTOR AGREES THAT GUARANTOR WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

24.            Keepwell. The Guarantor and each other Loan Party, if it is a Qualified ECP Loan Party, jointly and severally, hereby absolutely unconditionally and irrevocably: (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection) and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party’s obligations under this Guaranty or any Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Paragraph 24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Paragraph 24, or otherwise under this Guaranty or any Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Paragraph 24 shall remain in full force and effect until payment in full of the Obligations and termination of this Guaranty and the Loan Documents. Each Qualified ECP Loan Party intends that this Paragraph 24 constitute, and this Paragraph 24 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

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25.            Anti-Money Laundering/International Trade Law Compliance Representation and Warranty. The Guarantor herby represents and warrants to Lender as of the date of this Guaranty as follows, and Guarantor hereby acknowledges that Lender intends to make the Loan in reliance thereon: (a) no Covered Entity is a Sanctioned Person and (b) no Covered Entity, either in its own right or through any third party: (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

It shall be an automatic Event of Default under the Loan Agreement (without any notice, grace or cure period) if any representation or warranty contained in this Paragraph 25 is or becomes false or misleading at any time.

26.            Anti-Money Laundering/International Trade Law Compliance Covenant. The Guarantor covenants and agrees to all of the covenants and obligations contained in this Paragraph 26. No Covered Entity will become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will: (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Obligations will not be derived from any unlawful activity. Each Covered Entity shall comply with all Anti-Terrorism Laws. The Guarantor shall promptly notify the Lender in writing upon the occurrence of a Reportable Compliance Event.

Any default, breach or violation of any covenant contained in this Paragraph 26 shall be an automatic Event of Default under the Loan Agreement (without any notice, grace or cure period).

27.            Definitions Regarding “Anti-Money Laundering”/International Trade Law Compliance. For purposes of Paragraphs 25 and 26 of this Guaranty, the following terms shall have the following meanings:

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

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“Covered Entity” shall mean: (a) Borrower, each of Borrower’s Subsidiaries, the Guarantor, all guarantors of the Obligations and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect: (x) ownership of, or power to vote, twenty-five percent (25%) or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

28.            Facsimile Signatures. Receipt of an executed signature page to this Guaranty by facsimile or other electronic transmission shall constitute effective delivery thereof.

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29.            Replacement Guaranty and Liability under this Guaranty. This Guaranty is executed and delivered as a replacement guaranty for the Original Guaranty to be effective as of the date of this Guaranty. Guarantor shall be fully liable for the Obligations commencing on the date of this Guaranty and for all times continuing thereafter until satisfied pursuant to the terms hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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IN WITNESS WHEREOF, Guarantor has executed this Replacement Guaranty of Payment and Recourse Obligations as of the date fast above written.

GUARANTOR:

INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By: /s/ David Z. Lichterman

Print Name: David Z. Lichterman

Title: Vice President, Treasurer & CAO